TITLE INSURANCE UNDERWRITING AGREEMENT

                              (NON-EXCLUSIVE FORM)

     THIS AGREEMENT entered into this 1st day of July, 1999, between STEWART TITLE GUARANTY COMPANY, a Texas Corporation (referred to herein as "UNDERWRITER"), and NEW CENTURY TITLE COMPANY, a California Corporation (referred to herein as "Company"). UNDERWRITER appoints COMPANY as its limited agent only for the purpose of issuing title policies in the name of UNDERWRITER with the authority, duties, limitations, and conditions set forth in this Agreement and in accordance with UNDERWRITER's guidelines and instructions.
"Title policies" includes all contracts of title insurance or guaranty, including title insurance policies, endorsements, binders, and commitments.

1. TERRITORY: COMPANY is a non-exclusive agent authorized to issue UNDERWRITER's title policies covering property in the State of California, in the Counties of Alameda, Contra Costa and Sonoma (hereinafter referred to as "Territory"), and in those areas within said state where UNDERWRITER does not now have, nor in the future acquires, an exclusive title insurance representative. COMPANY shall not issue UNDERWRITER's title policies on property located outside of said Territory.

2.   DUTIES OF UNDERWRITER:

     (a) UNDERWRITER shall furnish to COMPANY all regularly issued title policy, binder, commitment, and endorsement forms necessary for the issuance of title insurance.

     (b) UNDERWRITER shall maintain a capacity for the research of matters pertaining to title insurance risks and shall remain active in the various trade associations relating to title insurance. In this regard UNDERWRITER shall:

          (1)  Furnish  COMPANY  from time to time with  rules and  instructions
               involving   matters  of  importance  to  the  business  of  title
               insurance.

          (2) Promptly determine questions submitted by COMPANY regarding the issuance of title policies.

     (c) UNDERWRITER shall pay premium and other similar taxes on the actual cash (gross premium [risk rate]) charged for and remitted to UNDERWRITER by COMPANY pursuant to paragraph 11 hereof. Except that UNDERWRITER shall deduct therefor the cost of any reinsurance or coinsurance purchased by UNDERWRITER, and UNDERWRITER shall not be liable for any other taxes of any kind due on income derived by COMPANY. Should UNDERWRITER be required to pay premium tax on any amount greater than that specified above, COMPANY agrees to reimburse UNDERWRITER for such additional tax.

     (d) UNDERWRITER shall defend at its own expense all actions and pay all losses under its title policies except as herein otherwise provided subject to the right of reimbursement in paragraph 5 hereof. UNDERWRITER does not have any obligation to defend COMPANY in any action filed against COMPANY for COMPANY's malfeasance or negligence, even though COMPANY may have issued UNDERWRITER's title policy.

     (e) UNDERWRITER shall furnish its usual form of insured closing letter to each of COMPANY's customers that requests such a letter.

3. DUTIES OF COMPANY:

     (a) COMPANY shall conduct its business in a sound and ethical manner and shall issue title policies according to recognized underwriting practices, the rules and instructions given by UNDERWRITER, and those rules and instructions imposed by the Department of Insurance or other regulatory body.

     (b) All title policies must be based on a written report of title resulting from a complete search and examination of those public records, surveys, and inspections relevant to the insurance afforded by such policies. Where outside attorneys are used for examination, they shall act for and be paid by COMPANY but shall be approved by UNDERWRITER. Each title policy shall be on a form designated by UNDERWRITER and shall correctly reflect the status of title as of the date and time of said policy with appropriate exceptions as to liens, defects, encumbrances, and/or objections disclosed by the search and examination of title or known by COMPANY to exist.

     (c) For each title policy issued, COMPANY shall preserve in a separate file all documents supporting the search, examination, and report of title on which the title policy is based. UNDERWRITER shall have the right to make copies of all said title reports and documents at any time within ten (10) years after termination of this Agreement.

     (d) No later than the fifteenth (15th) day of each month, COMPANY shall send to UNDERWRITER a register which shall consist of the following:

          (1) A numerical list of all policies issued or charged for or voided during the previous month.

          (2) A copy of each policy issued or charged for during the previous month and the original of each policy voided.

          (3) A check for the gross premiums charged for the account of UNDERWRITER for the previous month.

     (e) COMPANY agrees to keep safely in its escrow account, separate from COMPANY's individual accounts, all funds received by COMPANY from any source(s) in connection with transactions in which UNDERWRITER title policies will be issued, and to disburse said funds only for the purpose for which they were entrusted. Said account shall be designated "New Century Title Company Escrow Account" COMPANY agrees to reconcile said escrow account each month within thirty (30) days of the date of the bank statement. UNDERWRITER may at any time make, but shall have no obligation to make, an audit of said escrow account and the general books of accounts and of all accounts, checks, records, or files of COMPANY pertaining to transactions in which UNDERWRITER's title policies are or will be issued.

     (f) COMPANY shall at its own expense obtain a fidelity bond or insurance policy which covers losses caused by misappropriation, disappearance or wrongful use of escrow funds deposited with COMPANY. Said bond or policy shall name UNDERWRITER as an additional insured, co-insured or joint-loss payee, and shall be in an amount not less than ten (10) times COMPANY'S required statutory net worth as set forth in Insurance Code Section 12389. The bond or policy may not exclude coverage due to acts or omissions of any officer, director, employee, or principal of the COMPANY. A copy of said bond or policy naming UNDERWRITER as an additional insured, co-insured or joint-loss payee shall be submitted to UNDERWRITER by COMPANY within fourteen (14) days of the effective date of this Agreement. Said bond or policy shall remain in effect throughout the term of the AGREEMENT. And copies of paid renewal receipts shall be directed to UNDERWRITER annually. Said bond or policy shall provide that, in the event of cancellation or non-renewal of said bond or policy, UNDERWRITER shall be given advance written notice by the underwriter of the bond or policy.

     (g) Prior to the issuance of a binder, commitment, or title policy in excess of UNDERWRITER's single policy retention limit, as determined by UNDERWRITER from year to year, or if a customer requests reinsurance at any level, COMPANY shall immediately obtain UNDERWRITER's consent and send a copy immediately to the Reinsurance Department of UNDERWRITER in order that UNDERWRITER may contract for such reinsurance as it deems necessary. UNDERWRITER will pay the percentage of the reinsurance cost equal to the percentage remitted to it by COMPANY pursuant to paragraph 11 hereof, and the balance of the reinsurance costs will be paid by COMPANY. COMPANY shall obtain UNDERWRITER's consent as specified in paragraph 4b.

     (h) Pursuant to Section 2695.2(m) of California Code of Regulations, Title 10, Chapter 5, Subchapter 8, entitled "Unfair Claims Settlement Practices Regulations", upon COMPANY'S receipt of a notification of a claim against a policy of title insurance which the COMPANY issued or participated in the issuance of, COMPANY shall immediately forward such claim to UNDERWRITER in Houston, to the attention of the National Legal Department-Claims. Pursuant to Section 2695.2 (m) of the California Code of Regulations, COMPANY will not be handling title insurance clams for UNDERWRITER. COMPANY shall give immediate notice

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
          thereof to UNDERWRITER and furnish to UNDERWRITER a Claim Report Form, a copy of the title policy involved, and all documents and information available relating to the claim. COMPANY shall conduct all investigations requested by UNDERWRITER and shall cooperate with UNDERWRITER in the defense or settlement of the claim, whether such claim be made before or after the termination of this Agreement.

     (i) COMPANY shall furnish UNDERWRITER with a copy of any audit or report that COMPANY is required to make to the Department of Insurance (or similar regulatory body) and a copy of those reports of operations and financial status as stockholders and directors of the COMPANY are permitted by law to see.

     (j) COMPANY authorizes UNDERWRITER to verify and exchange information regarding COMPANY and/or its principals and any current or subsequent contractual agreement including, but not limited to, requesting investigative consumer reports, records of criminal convictions, credit reports, and/or consumer report information at any time. Further, COMPANY and/or its principals understand that upon reasonable written request they may obtain additional information about such reports under the Fair Credit Reporting Act. COMPANY shall provide UNDERWRITER with a list of COMPANY's ten (10) largest customers as well as any entity in which COMPANY or its principals may have the ability to direct such entity's activities.

4. COMPANY'S AUTHORITY AND LIMITATIONS THEREON:

     (a) COMPANY is authorized to issue title insurance on forms furnished by UNDERWRITER subject to the provisions of this paragraph, but COMPANY shall not alter forms without the prior written consent of UNDERWRITER.

     (b) No title policy shall be issued by COMPANY in excess of One Million Dollars ($1,000,000.00) without first obtaining the prior written consent of UNDERWRITER.

     (c) COMPANY's Board of Directors shall approve in writing the names of its employees given authority to countersign UNDERWRITER's title policies, and shall provide UNDERWRITER a list of said authorized employees.

     (d) COMPANY shall not without UNDERWRITER's prior written consent settle, compromise, or negotiate any claim under a title policy of UNDERWRITER, or employ counsel for UNDERWRITER or an insured in regard to a claim, or accept service of process on behalf of UNDERWRITER.

     (e) COMPANY shall not without UNDERWRITER's prior written consent insure over a title defect, lien, or encumbrance, regardless of any indemnity or deposit that COMPANY shall obtain.

     (f) COMPANY is expressly not appointed as an agent of UNDERWRITER for purposes of providing abstracting and/or escrow services, and UNDERWRITER shall have no liability or responsibility for any claims or losses due to COMPANY acting as principal in providing such abstracting and/or escrow services.

     (g) COMPANY is expressly not appointed by UNDERWRITER as its agent for receipt of service of process, a notice of claim and/or complaint. In the event COMPANY receives said service of process, a notice of claim and/or complaint, COMPANY shall immediately inform the person or entity giving said service of process, notice of claim and/or complaint that COMPANY is not the agent of UNDERWRITER for the purpose of service of process, receipt of notice of claim, or receipt of complaint. COMPANY shall immediately inform the Insured to file its claim directly with the UNDERWRITER as required by the policy and inform the UNDERWRITER of the attempt to deliver service of process, notice of claim and/or complaint.

5. DIVISION OF LOSS AND LOSS EXPENSE: The term "Loss" shall include the amount paid to or for the benefit of the insured as well as loss adjustment expense including any cost of defending the claim resulting in the loss.

     (a) On each such loss under a title policy issued pursuant to this Agreement not due to COMPANY'S negligence or fraud, COMPANY shall be liable to UNDERWRITER for the first $5,000.00 of such loss.

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
     (b) On each such loss due to the fraud or intentional act or omission of COMPANY or its employees, representatives, or agents, or due to the gross negligence thereof, COMPANY shall be liable to UNDERWRITER for the entire amount of such loss including, but not limited to, attorneys' fees, litigation expenses, and costs of settlement negotiations. Such losses include but are not limited to:

          (1)  Failure of title plant to disclose matters causing losses.

          (2) Failure to discover or report any instrument of record affecting title.

          (3)  Violations of escrow instructions.

          (4) Failure to follow underwriting guidelines and/or instructions of UNDERWRITER.

          (5) Failure to prepare a title policy which shows defects and matters affecting title disclosed in the title search or which should have been disclosed in the title search.

     (c) On each loss suffered by UNDERWRITER by reason of its Insured Closing Letter issued pursuant to paragraph 2E of this Agreement, COMPANY shall be liable to UNDERWRITER for the entire amount of such loss including, but not limited to, attorneys' fees, litigation expenses, and costs of settlement negotiation.

6. TERMINATION OF AGREEMENT: This Agreement is terminable without cause by either COMPANY or UNDERWRITER at any time on thirty (30) days written notice.

7. TERMINATION UPON DEFAULT, ETC.: In addition to other termination provisions contained in this Agreement, UNDERWRITER may immediately terminate this Agreement at any time by written notice to COMPANY upon the happening of any of the following:

     (a)  Any bankruptcy  proceedings  (voluntary or  involuntary),  insolvency,
          receivership,   or  any  like  proceedings   involving  the  financial
          stability of COMPANY.

     (b) Any Court or Administrative proceeding or decision against COMPANY for the violation of any federal or state law or the breach of any rule or regulation of the Department of Insurance or other regulatory agency.

     (c)  Any  revocation,  disqualification,   suspension,  or  termination  of
          COMPANY's right to do business or any license it may have as a title insurance agency or abstracter.

     (d) Any notice or information of any act by COMPANY of apparent fraud or dishonesty, or of any shortage in COMPANY's escrow account, or the refusal of COMPANY to allow UNDERWRITER to perform an audit as set out in Section 3e above.

     (e) Any failure of COMPANY to keep proper accounting records of its escrow accounts or any failure to reconcile same within thirty (30) days of the date of the last bank statement.

     (f) Any failure, refusal, or neglect by COMPANY to pay any remittances due to UNDERWRITER within twenty (20) days after written notice from UNDERWRITER to COMPANY of a deficiency.

     (g) Any failure, refusal, or neglect to cure any default by COMPANY within thirty (30) days after written notice from UNDERWRITER to COMPANY concerning such default.

     (h) Any determination by UNDERWRITER, in its sole discretion, that COMPANY and/or its principals are pursuing a course of conduct not in keeping with sound title insurance business practices, or possess a credit rating which contains negative entries, or upon discovery that COMPANY or its principals have furnished any misleading or false information to UNDERWRITER or COMPANY.

8.   RELATIONSHIP  OF  UNDERWRITER   AND  COMPANY   SUBSEQUENT  TO  TERMINATION:
     Subsequent to termination or cancellation of this Agreement under any provisions of this Agreement:

     (a) COMPANY shall cease and discontinue the issuance of title policies of UNDERWRITER; provided, however, that UNDERWRITER shall have the right to have its title policies issued on those title transactions in process.

     (b) COMPANY shall cease the use and/or display of the Stewart name or to hold itself out or to advertise itself as an issuing office of UNDERWRITER.

     (c) COMPANY shall return to UNDERWRITER all materials, forms, manuals, and supplies furnished COMPANY by UNDERWRITER.

     (d) COMPANY shall retain all evidence of insurability in its files for the benefit of both UNDERWRITER and COMPANY, and to comply with any governmental regulations or laws. UNDERWRITER shall have the right to copy any such files, which right shall survive the termination of this Agreement.

     (e) COMPANY shall continue to account to UNDERWRITER for all policies in accordance with the provisions of this Agreement.

9. ASSIGNMENT: This Agreement is binding on and inures to the benefit of any successor of UNDERWRITER whether by merger, consolidation, affiliation, or otherwise.

10. NOTICES: All notices provided for in this Agreement shall be given in writing to the party affected and shall be personally delivered to the other party or mailed to it by Certified or Registered United States Mail at the appropriate address shown below.

11.  GROSS PREMIUMS - SCHEDULE OF PAYMENTS:

     (a) COMPANY may charge any fees it desires of whatever character for its services which do not impose an obligation on UNDERWRITER, including the search and examination of title (which are a necessary and integral part of underwriting) in transactions where title insurance is being issued, so long as same are permitted by law and not inconsistent with any rate filing or any rules and regulations of the Department of Insurance or other regulatory Agency. TEN percent (10%) of the [X] rate filing, [ ] promulgated rate, [ ] attached schedule of charges, [X] total customer charges (all fees charged the public), including all changes in or amendments to any of the above bracketed items, constitutes the gross premium (risk rate) to be charged for and remitted to UNDERWRITER by COMPANY. Provided that UNDERWRITER shall not receive less than thirty-five cents (.35) per $1,000 in policy liability, excluding simultaneous issue policies. The gross premium (risk rate) shall include Fifty Percent (50%) of all amounts charged for standard endorsements not described in paragraph 11b. In the event COMPANY, under this paragraph, pays UNDERWRITER according to an attached schedule of charges and COMPANY increases its charges to the public for title insurance and title examination in conjunction with the issuance of a title policy, then the amount COMPANY shall pay to UNDERWRITER shall be increased by the same percentage. COMPANY agrees to promptly notify UNDERWRITER of any increase in charges to the public. All amounts constituting the gross premium (risk rate) are the property of UNDERWRITER, and shall be collected and held by COMPANY in trust for UNDERWRITER.

     (b)  COMPANY shall  promptly  remit to  UNDERWRITER  as gross premium (risk rate) One Hundred  Percent  (100%) of all charges  made by COMPANY for extra hazardous risks or coverage assumed by UNDERWRITER. Extra hazardous risks shall include, but are not limited to, zoning coverage, usury coverage, non-imputation coverage, shared application endorsement, option endorsement, and tie-in endorsement. These endorsements are not to be issued without permission of Houston Legal Department or a Senior Underwriter.

     (c) If loss and loss adjustment expenses (including attorney fees) incurred by UNDERWRITER in any one calendar year exceed Thirty Percent (30%) of the gross premium (risk rate) actually remitted to UNDERWRITER by COMPANY in that calendar year, then COMPANY's remittance to UNDERWRITER for gross premium (risk rate) shall increase Ten Percent (10%) (One Hundred Ten Percent (110%) of the above remittance rate to UNDERWRITER) until UNDERWRITER has recouped all loss and loss adjustment expenses, including attorney fees, incurred in the excess of said Thirty Percent (30%) of the gross premium (risk rate). This clause is cumulative.

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
     (d) In the event COMPANY becomes delinquent in remitting UNDERWRITER's gross premium (risk rate) as determined by paragraph 11a above, COMPANY hereby grants to UNDERWRITER a lien against all the assets of the COMPANY until UNDERWRITER is fully paid.


       IN WITNESS WHEREOF, COMPANY and UNDERWRITER have executed this Agreement as of the day and year first stated above.

UNDERWRITER:                           COMPANY:

STEWART TITLE GUARANTY COMPANY         NEW CENTURY TITLE COMPANY

P.O. BOX 2029                          1455 NORTH SCOTTSDALE ROAD, SUITE #320

HOUSTON, TEXAS 77252                   SCOTTSDALE, ARIZONA 85254


By:                                    By:
   --------------------------------       --------------------------------------
     Senior Vice President                Dale A. Head, Executive Vice President


Attest:                                Attest:
       ----------------------------           ----------------------------------

                       AMENDMENT TO UNDERWRITING AGREEMENT


     This Amendment made and entered into this 28th day of September, 1999, by and between STEWART TITLE GUARANTY COMPANY, a Texas corporation, referred to in this Amendment as "UNDERWRITER," and NEW CENTURY TITLE COMPANY, a California corporation, hereinafter referred to in this Amendment as "COMPANY."

                                   WITNESSETH

     Whereas, UNDERWRITER and COMPANY have heretofore entered into a certain Underwriting Agreement dated July 1, 1999; and

     Whereas, the parties hereto desire to further amend the terms of said Agreement;

     Now, therefore, for good and valuable consideration, the parties hereto agree that the above referenced Agreement is hereby amended as follows:

                                    AMENDMENT

     Paragraph 1 of said Agreement is hereby deleted in its entirety and in the place and stead thereof shall be substituted the following:

     1. TERRITORY

        COMPANY is authorized to issue UNDERWRITER's title policies on property in the following additional county, San Diego County in the State of CALIFORNIA (hereinafter referred to as Territory). In addition, Company is authorized to issue Underwriter's title policies on property in Los Angeles, San Bernardino, Santa Barbara, Ventura, Orange and Riverside Counties in the State of CALIFORNIA (also herinafter referred to as Territory) at such time as New Century Title has received license for same from the California Department of Insurance and Stewart Title Guaranty has received all completed forms required for same and has approved such forms. COMPANY shall not issue title policies on property located ouside of said Territory. UNDERWRITER expressly reserves the right to appoint other agents of title assurances in said Territory.

                Except as amended hereby, all other provisions contained in the above referenced Agreement shall remain in full force and effect.

                Executed on the date above indicated.



ATTEST:                                   STEWART TITLE GUARANTY COMPANY

By:                                       By:
   -------------------------------            --------------------------------
            Secretary                         Sr. Vice President

ATTEST:                                   NEW CENTURY TITLE COMPANY

By:                                       By:
   -------------------------------            --------------------------------
                                              Dale A. Head, Exec. Vice President